Exhibit 99.1

Nephros Names Andy Astor President and Chief Executive Officer

Daron Evans to Remain Senior Science Advisor and CEO of Specialty Renal Products

SOUTH ORANGE, NJ, August 14, 2020 – Nephros, Inc. (Nasdaq:NEPH), a commercial-stage company that develops and sells water purification products and pathogen detection systems to the medical and commercial markets, today announced that Andy Astor, currently the company’s Chief Operating Officer and Chief Financial Officer, has been named President and CEO, effective August 24, 2020. Mr. Astor was also elected to Nephros’s board of directors.

Daron Evans, Nephros’s current President and CEO will remain with the company as a special advisor focused on the pathogen detection and dialysis businesses. Mr. Evans will also continue as CEO of Specialty Renal Products (“SRP”), a Nephros subsidiary. As part of the transition, Mr. Evans will step down from Nephros’s board of directors.

“I am very pleased to announce Andy’s promotion to President and CEO,” said Mr. Evans. “Since joining the company in 2017, Andy has been instrumental to our success in growing revenues four-fold. Driven by an intense focus on serving our customers and strategic partners, Andy has led the development of operational and financial systems, built strong relationships with the investor community, raised the capital we needed, spearheaded the acquisition of the Aether™ filter brand, driven high-talent recruitment, and built a strong team-based organization and culture.”

Mr. Evans continued, “Going forward, Andy and I will continue to partner closely to build on this foundation and to drive the success of both Nephros and SRP. Although I have decided to transition to a reduced time commitment for personal reasons, I have had the privilege to lead the company for over five years, and I remain fully committed to Nephros’ success.”

“We congratulate Andy on this promotion, and it is a pleasure to welcome him to the board of directors,” said Paul Mieyal of Wexford Capital and board member of Nephros. “Over the past three years, he has demonstrated a deep commitment to the company, along with the acumen required to lead Nephros from early-stage to commercial-stage and beyond.”

“It is an honor to be asked to lead this organization,” said Andy Astor. “We have built a strong growth platform for the future, including deep relationships with many of the country’s leading water quality professionals. With more than 1,100 active customer sites using Nephros products to protect people from waterborne pathogens with our filtration and detection solutions, I am very pleased to take on this leadership role as we continue the company’s momentum and progress.”

About Nephros:

Nephros is a commercial-stage company that develops and markets high-performance water purification products and pathogen detection systems for medical and commercial markets.

Nephros ultrafilters are used in hospitals, medical clinics, and commercial facilities to retain bacteria and viruses from water, providing barriers that aid in infection control for showers, sinks, and ice machines. Nephros ultrafilters are also used in dialysis centers to aid in the removal of endotoxins and other biological contaminants from water and bicarbonate concentrate in hemodialysis machines.

Nephros pathogen detection systems, including the PluraPath and SequaPath systems, provide near-real time information on bacterial genera, waterborne bacteria, and viruses to medical and water safety professionals. These products integrate Nephros ultrafilters with DNA sequencing and quantitative polymerase chain reaction (qPCR) technology.

Nephros commercial filters, including AETHER™ brand filters, improve the taste and odor of water, and reduce scale build-up in downstream equipment. Nephros and AETHER products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements:

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s management transition; and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions, and the availability of financing or other capital when needed. These and other risks and uncertainties are detailed in Nephros’ reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Contacts:

Investor Relations

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

www.pcgadvisory.com

Media Relations

Bill Douglass

Gotham Communications, LLC

(646) 504-0890

bill@gothamcomm.com

www.gothamcomm.com

Company

Andy Astor, COO & CFO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

www.nephros.com